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                                                            EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41371 and 33-51665) of Robertson-Ceco Corporation of our report dated March 30, 1994 appearing on page 58 of the Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 69 of this Form 10-K.



/s/ Price Waterhouse

Price Waterhouse
Boston, Massachusetts
March 30, 1994




































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